                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             P & F INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

                     DELAWARE                       22-1657413
          (State or other jurisdiction           (I.R.S. Employer
        of incorporation or organization)         Identification
                                                      Number)


                 300 Smith Street
               Farmingdale, New York                   11735
               (Address of principal                 (zip code)
                 executive offices)

                             P & F Industries, Inc.
                      1981 Incentive Stock Option Plan and
                        1992 Incentive Stock Option Plan
                            (Full title of the plans)


                                 Leon D. Feldman
                            Executive Vice President
                             P & F Industries, Inc.
                                300 Smith Street
                           Farmingdale, New York 11735
                                 (516) 694-1800
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)



                                    COPY TO:
                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000


                     The Exhibit Index is located on page 7



                         CALCULATION OF REGISTRATION FEE
                                                Proposed maximum       Proposed maximum
Title of securities to   Amount to be           offering price per     aggregate offering          Amount of
be registered            Registered             share(1)               price(1)                    registra-tion fee

------------------------
Class A Common Stock,
par value $1.00 per
share                    930,000                $5.66                  $5,263,800                  $1,595


----------------------

(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low sales prices of the Class A Common Stock quoted on the Nasdaq National Market on February 13, 1997.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The  following  documents,   filed  with  the  Securities  and
Exchange Commission (the "Commission") by P & F Industries, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                   (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

                   (c) The description of the Class A Common Stock of the Company, par value $1.00 per share, registered on Form 8-A, dated April 6, 1987, filed pursuant to
                           Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

                  ARTICLE VII of the Company's By-Laws (the "By-Laws") provides that the Company shall indemnify, upon a determination that such indemnification is proper, each person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Section 145 of the DGCL. Indemnification shall be made by the Company upon a determination that indemnification is proper in the circumstances because the applicable standard of ARTICLE VII of the By-Laws has been met. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  The indemnification provided by the By-Laws shall not limit the Company from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive to any rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The Company maintains officers' and directors' liability insurance for the benefit of its officers and directors.

                  The   foregoing   statements   are  subject  to  the  detailed
provisions of Section 145 of the DGCL and ARTICLE VII of the Company's By-Laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

         5               Opinion of Willkie Farr & Gallagher.

         23.1            Consent of BDO Seidman, LLP

         23.2            Consent of Willkie Farr & Gallagher (contained in
                         Exhibit 5).

         24 Powers of Attorney (contained in the signature pages of this Registration Statement).

Item 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on the 18th day of February, 1997.

                                                      P & F INDUSTRIES, INC.


                                                      By:/s/ Richard A. Horowitz
                                                         Richard A. Horowitz
                                                         Chairman of the
                                                           Board of Directors

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Horowitz and Leon D. Feldman, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                   Capacity                                     Date

/s/ Sidney Horowitz                               Director                                  February 18, 1997
Sidney Horowitz


/s/ Leon D. Feldman                               Treasurer and Director                    February 18, 1997
Leon D. Feldman                                   (Principal Financial
                                                  Officer and Principal
                                                  Accounting Officer)


/s/ Richard A. Horowitz                           Chairman of the                           February 18, 1997
Richard A. Horowitz                               Board and President
                                                  (Principal Executive
                                                  Officer)


/s/ Arthur Hug, Jr.                               Director                                  February 18, 1997
Arthur Hug, Jr.


/s/ Robert L. Dubofsky                            Director                                  February 18, 1997
Robert L. Dubofsky


/s/ Earle K. Moore                                Director                                  February 18, 1997
Earle K. Moore






Signature                                         Capacity                                     Date


/s/ Marc A. Utay                                  Director                                  February 18, 1997
Marc A. Utay


                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit                                    Page


 5                Opinion of Willkie Farr & Gallagher.

 23.1             Consent of BDO Seidman, LLP

 23.2             Consent of Willkie Farr & Gallagher
                  (contained in Exhibit 5).

 24               Powers of Attorney (contained in
                  the signature pages to this Registration
                  Statement).